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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13261) pertaining to the 1993 Nonqualified Stock Option Plan, First Amendment to Termination Agreement and Release, 1996 Employee Stock Option Plan and Non-employee Director Stock Option Plan and UTI Energy Corp. of our report dated September 27, 1996, with respect to the financial statements of Vierson & Cochran Drilling Company included in Amendment One to Current Report on Form 8-K on Form 8-K/A dated October 28, 1996.



                                       ERNST & YOUNG LLP

Tulsa, Oklahoma
October 25, 1996